Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT AND

WAIVER OF CERTAIN RIGHTS

THIS AGREEMENT is entered into on the date first set forth below, between Theresa Wasko (“Employee”), Riverview Bank (“Bank”), and Riverview Financial Corporation, (“Corporation”) (collectively, “the parties”).

2. The parties entered into an Employment Agreement on January 27, 2009 (“Employment Agreement”).

3. The parties wish to alter Employee’s job title and job duties.

4. Corporation and Bank agrees to pay Employee a total of $10,000 as a lump sum in exchange for the waiver below.

5. In exchange for good and valid consideration as outlined in Paragraph 3, and intending to be legally bound, Employee agrees to waive her rights under Paragraph 3(c) of the Employment Agreement insofar as it defines “Good Reason” to include “the assignment of duties and responsibilities inconsistent with Executive’s status as CFO.”

6. The parties further reaffirm that, in the event Employee is involuntarily terminated by Corporation and Bank without Cause—other than where Corporation and Bank explicitly characterize the termination as a “nonrenewal” under Section 3 of the Agreement—Employee’s exclusive rights to further compensation or benefits are set forth in Sections 5, 6, and 7 of the Employment Agreement.

7. All other provisions of the Employment Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement.

ATTEST:		RIVERVIEW FINANCIAL CORPORATION

By:	/s/ Scott A. Seasock	By:	/s/ Kirk D. Fox
	Scott A. Seasock		Kirk D. Fox, Chief Executive Officer

RIVERVIEW BANK

By:	/s/ Scott A. Seasock	By:	/s/ Kirk D. Fox
	Scott A. Seasock		Kirk D. Fox, Chief Executive Officer

WITNESS:		EXECUTIVE

/s/ Scott A. Seasock		/s/ Theresa Wasko
Scott A. Seasock		Theresa Wasko